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                                                                     EXHIBIT 3.2

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                         ADVANCED ACCESSORY SYSTEMS, LLC

                     (A DELAWARE LIMITED LIABILITY COMPANY)






                 THIRD AMENDED AND RESTATED OPERATING AGREEMENT











                               SEPTEMBER 30, 1999


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                                TABLE OF CONTENTS
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
1.   DEFINITIONS; RULES OF CONSTRUCTION...........................................................................1


2.   NAME; FORMATION; ISSUANCE OF UNITS...........................................................................5


3.   PURPOSE......................................................................................................6


4.   OFFICES......................................................................................................6


5.   MANAGEMENT OF THE COMPANY....................................................................................6


6.   MEMBERS; REPRESENTATIONS OF MEMBERS; REPRESENTATIONS OF COMPANY..............................................7


7.   CAPITAL CONTRIBUTIONS; ISSUANCE OF UNITS; CAPITAL ACCOUNTS...................................................8


8.   DISTRIBUTIONS................................................................................................9


9.   LIABILITY FOR RETURN OF CAPITAL.............................................................................10


10.     ADMINISTRATIVE MATTERS...................................................................................10


11.     TRANSFERS OF UNITS AND INTERESTS.........................................................................10


12.     WITHDRAWAL...............................................................................................11


13.     ADDITIONAL MEMBERS.......................................................................................11


14.     DISSOLUTION..............................................................................................11


15.     CONTINUATION OF THE COMPANY..............................................................................12


16.     LIMITATION ON LIABILITY..................................................................................12


17.     AMENDMENTS...............................................................................................12


18.     GOVERNING LAW............................................................................................12
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                                           THIRD AMENDED AND RESTATED
                              OPERATING AGREEMENT dated as of
                              September 30, 1999 of ADVANCED
                              ACCESSORY SYSTEMS LLC (F/K/A AAS
                              HOLDINGS, LLC), a Delaware limited liability
                              company (the "Company"), among the parties listed
                              on SCHEDULE I.




                  Certain of the parties hereto originally entered into an Operating Agreement dated as of September 28, 1995 (the "Original Agreement") for the purpose of forming a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101 et seq. (the "Delaware Act").

                  Certain of the parties hereto entered into an Amended and Restated Operating Agreement dated as of October 30, 1996 (the "Amended and Restated Agreement") for the purpose of amending and restating the Original Agreement.

                  Certain of the parties hereto entered into a Second Amended and Restated Operating Agreement dated as of August 5, 1997 (the "Second Restated Agreement") for the purpose of amending the Amended and Restated Agreement.

                  All of the parties hereto are currently parties to the Second Restated Agreement.

                  The parties wish to amend and restate the Second Amended and Restated Agreement as set forth herein and to, among other things, reflect the withdrawal of certain Members.

                  ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as follows:

          1.      Definitions; Rules of Construction.

                  (a) When used in this Agreement, the following capitalized terms have the meanings ascribed to them below:

                  "Affiliate" means, with respect to any Person, (i) a director or executive officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person. The term "control" means and includes the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Amendment" has the meaning ascribed to such term in Section 2(b).

                  "Board of Managers" means the board of managers designated pursuant to Section 5.


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                  "Bylaws" means the Bylaws of the Company as amended from time to time, which are expressly incorporated by reference into this Agreement and the initial form of which is attached hereto as EXHIBIT A and are hereby adopted and approved by the Members.

                  "Capital Contribution" means, with respect to any Member, the amount of capital contributed by such Member to the Company, as determined in accordance with Section 7.

                  "CB" means CB Capital Investors, L.P.

                  "CB Warrant" means the warrant issued on October 30, 1996, to CB to purchase up to 501 Class A Units (as modified in accordance with the terms thereof).

                  "Certificate" has the meaning ascribed to such term in Section 2(b).

                  "Class A Member" means a Member who owns Class A Units.

                  "Class A Unit" means one Class A Unit of the Company entitling the holder thereof to the rights provided by this Agreement.

                  "Class A-1 Unit" means one Class A-1 Unit of the Company entitling the holder thereof to the rights provided by this Agreement.

                  "Class B Unit" means one Class B Unit of the Company entitling the holder thereof to the rights designated by the Board of Managers as provided in this Agreement or by an amendment to this Agreement approved by the Board of Managers.

                  "Control" shall mean, with respect to any Person, the direct or indirect ability to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Delaware Act" has the meaning ascribed to such term in the first paragraph.

                  "Event of Withdrawal of a Member" means the death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

                  "GROUP" shall mean:

                     (i) in the case of any Member who is an individual, (i) such Member, (ii) the siblings (including their lineal descendants), spouse, lineal descendants, adopted children, parents and grandparents of such Member, (iii) any trust for the benefit of any of the foregoing and (iv) any entity whose ownership and management is Controlled by such Member;

                     (ii) in the case of any Member which is a partnership, (a) such partnership and any of its limited or general partners, (b) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets or with which it shall be merged and (c) any Affiliate of such partnership;



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                    (iii) in the case of any Member which is a corporation, (a)
         such corporation and (b) any Controlling stockholder of such corporation; and

                    (iv) in the case of any Member which is a limited liability company, (a) such limited liability company and (b) any member of such limited liability company.

                 "IMC" means International Mezzanine Capital B.V.

                 "IMC Warrant" means the warrant issued on October 30, 1996, to IMC to purchase up to 501 Class A Units (as modified in accordance with the terms thereof).

                 "Interest" means the ownership interest of a Member in the Company, consisting of (i) such Member's ownership of Units and right to receive a portion of distributions, (ii) such Member's right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Delaware Act and (iii) such Member's other rights and privileges as herein provided.

                 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                 "Majority in Interest of Chase Members" shall have the meaning set forth in the Members' Agreement.

                 "Managing Member" means a Member who is a Manager.

                 "Manager" means a member of the Board of Managers as designated in, or selected pursuant to, Section 5.

                 "Majority in Interest of Class A Members" means, at any time, the Class A Members who hold in the aggregate greater than 50% of the number of Units outstanding at such time.

                 "Majority in Interest of Managing Members" means, at any time, the Managing Members who hold in the aggregate greater than 50% of the profits and capital interest of the Company held by all Managing Members.

                 "Majority in Interest of Members" means, at any time, the Members who hold in the aggregate greater than 50% of the profits and capital interest of the Company.

                 "Members" shall mean any Person holding a Unit or who shall be admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members.

                 "Members' Agreement" means the Third Amended and Restated Members' Agreement dated as of the date hereof, among the Company and certain holders of Units.

                 "Net Profits and Net Losses" means the net taxable income or net taxable loss of the Company, respectively, as determined for federal income tax purposes, for each fiscal year of the Company, plus any income that is exempt from federal income tax and minus expenditures that are not deductible in computing federal taxable income and not properly chargeable to


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capital accounts, in each case to the extent such items are not otherwise taken into account in computing Net Profits or Net Losses.

                  "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Regulatory Problem" means (i) any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or Investor believes that there is a significant risk of such assertion) that such Person (or any bank holding company that controls such Person) is not entitled to hold, or exercise any material right with respect to, all or any portion of the Securities of the Company which such Person holds or (ii) when such Person and its Affiliates would own, control or have power (including voting rights) over a greater quantity of Securities of the Company than is permitted under any law or regulation or any requirement of any governmental authority applicable to such Person or to which such Person is subject.

                  "Regulated Member" shall mean any Member that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation).

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "SportRack" means SportRack, LLC, a Delaware limited liability company and a Subsidiary of the Company.

                  "Sub Debt Warrants" shall mean the CB Warrant and the IMC Warrant.

                  "Sub Debt Units" shall mean the Units issued upon exercise of the Sub Debt Warrants.

                  "Subsidiary" means with respect to any Person, any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors of such corporation are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through Subsidiaries.

                  "Transfer" shall have the meaning set forth in Section 11.

                  "Units" means collectively or individually, the Class A Units, the Class A-1 Units and the Class B Units.

                  "Valley Investors" has the meaning ascribed to such term in
Section 7(a) hereof.

                  "Warrant Agreement" shall have the meaning set forth in the Members' Agreement.


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                  (b) The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern the interpretation of any of the terms or provisions of this Agreement.

                  (c) The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.

          2.      Name; Formation; Issuance of Units.

                  (a) The name of the Company shall be "Advanced Accessory Systems, LLC," or such other name as the Board of Managers may from time to time hereafter designate.

                  (b) The Company was formed upon the execution and filing by Paul Mitrokostas (such Person having been fully authorized to take such action) with the Secretary of State of the State of Delaware of a certificate of formation of the Company (the "Certificate") in the form attached hereto as EXHIBIT B on August 28, 1995, as amended by a certificate of amendment of the Company (the "Amendment") in the form attached hereto as EXHIBIT C on September 13, 1995.

                  (c) The Company shall be authorized to issue from time to time up to 25,000 Class A Units, up to 25,000 Class A-1 Units and up to an additional 2,000 Class B Units, which Units may be issued pursuant to such agreements as the Board or a committee thereof shall approve, including pursuant to options on warrants. The Class B Units shall entitle the holders thereof to such rights as shall be designated by the Board of Managers upon the original issuance of any Class B Unit; provided, however, that the rights of the holders of the Class B Units shall not be senior in right (i) as to allocations of Net Profits or (ii) as to distributions, nor shall the rights of the holders of the Class B Units adversely affect the rights of the holders of Class A Units without the consent of a Majority in Interest of Class A Members. The Board of Managers shall have the right and authority to amend this Agreement to reflect the admission of holders of Class B Units and to reflect the rights of such holders hereunder.

                  (d) The Class A-1 Units shall entitle the holders thereof to identical rights to holders of the Class A Units in all respects, including, without limitation, profit allocations and distributions (including liquidating distributions) and the right to receive dividends; provided, however, that except as set forth herein or as otherwise required by law, each outstanding Class A-1 Unit shall not be entitled to vote on any matter on which the Members shall be entitled to vote, and Class A-1 Units shall not be included in determining the number of Units voting or entitled to vote on any such matters.

                  (e) Any Regulated Member shall be entitled, at any time and from time to time, in such Regulated Member's sole discretion, and at such Regulated Member's Option, to convert, for no additional consideration, any or all of the Class A Units held by such Regulated Member into the same number of Class A-1 Units.

                  (f) Each record holder of Class A-1 Units shall be entitled, at any time and from time to time, unless prohibited from doing so by regulations of the Small Business Administration, and at such holder's sole discretion, to convert, for no additional consideration, any or all of such holder's Class A-1 Units into the same number of Class A Units; provided;

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however, such right to convert shall not apply if such conversation would create a Regulatory Problem for such member.

                  (g) The parties hereto ratify and confirm the filing of the Certificate and the Amendment.

          3.      Purpose.

                  (a) The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Delaware Act, as such business activities may be determined by the Board of Managers from time to time.

          4.      Offices.

                  (a) The principal office of the Company, and such additional offices as the Board of Managers may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board of Managers may designate from time to time.

                  (b) The registered office of the Company in the State of Delaware is located at 32 Loockerman Square, Suite L-100, Dover, Delaware 19904. The registered agent of the Company for service of process at such address is The Prentice-Hall Corporation System, Inc.

          5.      Management of the Company.

                  (a) Subject to the delegation of rights and powers provided for herein and in the Bylaws, the Board of Managers shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. The Board of Managers shall consist of up to eleven
(11) members as designated from time to time in accordance with the Members' Agreement. Subject to the provisions of the Members' Agreement, the Board of Managers shall be selected by a Majority in Interest of Class A Members. CB shall at all times be a member of the Board of Managers for so long as CB shall own any Units. A Majority in Interest of the Chase Members may act through its duly authorized representative as a member of the Board of Managers. Any or all Managers may be removed as Managers without cause by the vote of a Majority in Interest of Class A Members, provided, however, that no Manager may be removed without the consent of Members who are entitled to designate such person as a Manager pursuant to the Members' Agreement.

                  (b) No Member, by reason of such Member's status as such, shall have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions herein specified to be voted on or approved by such Member.

                  (c) The officers of the Company shall be, and shall be elected, removed and perform such functions, as are provided in the Bylaws. The Board of Managers may appoint, employ, or otherwise contract with such other Persons for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Board of Managers may delegate to any officer of the Company or to any such other Person such authority to act on behalf of the Company as the Board of Managers may from time to time deem appropriate in its sole discretion.



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

                  (d) Except as otherwise provided by the Board of Managers or in the Bylaws, when the taking of such action has been authorized by the Board of Managers, any Manager or officer of the Company or any other Person specifically authorized by the Board of Managers may execute any contract or other agreement or document on behalf of the Company and may execute and file on behalf of the Company with the Secretary of State of the State of Delaware any certificates of amendment to the Company's certificate of formation, one or more restated certificates of formation and certificates of merger or consolidation and, upon the dissolution and completion of winding up of the Company, at any time when there are fewer than two Members, or as otherwise provided in the Delaware Act, a certificate of cancellation canceling the Company's certificate of formation.

                  (e) If a vacancy on the Board of Managers is not filled within 60 days after such vacancy occurs by a Majority in Interest of Class A Members, such vacancy may thereafter be filled by a majority of the Managers then in office, or, if there be none, by a vote of a Majority in Interest of the Members. Managers shall serve until they resign, die, become incapacitated or are removed. Any Manager, except CB, can be removed with or without cause by the vote of a Majority in Interest of Class A Members. Determinations to be made by the Managers in connection with the conduct of the business of the Company shall be made in the manner provided in the Bylaws, unless otherwise specifically provided herein. Notwithstanding the foregoing provisions of this paragraph (e), any member of the Board of Managers may be removed by the party entitled to elect such member under the Members' Agreement, and the vacancy created by any former member of the Board of Managers may be filled by the party entitled to elect such former member under the Members' Agreement.

          6.      Members; Representations of Members; Representations of
Company.

                  (a) The name and business, mailing or residence address of the Members of the Company are set forth on SCHEDULE I. Schedule I shall be amended from time to time to reflect the names and business, mailing or residence address of each of Persons who shall become Members after the date hereof.

                  (b) Upon the acquisition of a Unit, each Member makes the following representations and warranties to the Company with respect to such
Unit:

                      (i) Such Member has such knowledge and expertise in financial and business matters that he or it is capable of utilizing the information made available to the undersigned, to evaluate the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto. The undersigned is aware that his or its purchase of a Unit is highly speculative and he or it is able, without impairing his or its financial condition, to hold the Interest for an indefinite period of time and to suffer a complete loss of its or his or its investment.

                      (ii) Such Member understands and acknowledges that the offering of the Units has not been considered or approved by any governmental or other entity.

                      (iii) Such Member recognizes that an investment in the Company involves certain risks, and has taken full cognizance of, and understands all of, the risk factors related to the purchase of the Units. Such Member has consulted with his or its


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

         professional, tax and legal advisors with respect to the Federal, state, local and foreign income tax consequences of the undersigned's participation as a Member of the Company.

                       (iv) The execution and delivery of this Agreement by such Member and has been duly authorized.

                       (v) Such Member understands that there is no public market for the Units and that the transferability of the Units is restricted.

                       (vi) The Units are being purchased by such Member for his or its own account only for investment and is not being purchased with a view towards its resale or further distribution. Such Member understands that the Units are not registered for sale under the Securities Act or otherwise and that the Units cannot be offered for sale or sold by such Member or by anyone acting for the undersigned's account or on the undersigned's behalf without the registration of the Units and/or the fulfillment of other regulatory requirements.

          7.      Capital Contributions; Issuance of Units; Capital Accounts.

                  (a) Certain Members have contributed to the Company on or prior to October 30, 1996 $1,000 per Class A Unit by payment of cash in such amount or by the delivery of a promissory note. Gerard Jacobus Brink, Koop Brink and Jan Willem Brink have contributed an aggregate of $4,286,478 in exchange for the 1,230 Class A Units acquired by them on October 30, 1996 (or $3,484.941 per
Unit). Pursuant to Section 704 of the Internal Revenue Code, each of the capital accounts of the Members in effect immediately prior to the acquisition of the foregoing 1,230 Units was revalued and increased to an amount equal to $3,484.941 per Unit owned by such Member. Pursuant to Subscription Agreements, each between the Company and Roger T. Morgan and Robert L. Fisher (together, the "Valley Investors") dated as of August 5, 1997, the Valley Investors have purchased certain Class A Units and contributed an aggregate of $4,499,298.01 in exchange for the 802 Class A Units being acquired by them on August 5, 1997 (or $5,610.09 per Class A Unit). Pursuant to Section 704 of the Internal Revenue Code, each of the capital accounts of the Members in effect immediately prior to the acquisition of the foregoing 802 Class A Units shall be revalued and increased to an amount equal to $5,610.09 per Unit owned by such Member. On or prior to the date hereof, certain Members not otherwise referred to in this
Section 7(a) have purchased certain Class A Units at various times and at various prices per Class A Unit.

                  (b) A separate capital account shall be maintained on the books of the Company for each Member, which shall be adjusted (1) as of December 31 of each year, (2) immediately prior to the acquisition of any Unit by any Person, (3) effective as of the date of sale of the Company (whether by way of asset sale, stock sale or merger in which the Members immediately prior to such stock sale or merger shall cease to own a majority of all Units owned by all Members) and (4) the date of dissolution of the Company, in each case, as follows:

                       (i) the amount of money and the fair market value of property (net of any liabilities secured by such property that the Company assumes or takes subject to) con-


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         tributed by such Member to the Company shall be credited to such
         Member's capital account;

                      (ii) the amount of any distributions (including the fair market value (as determined by the Board of Managers in good faith) of property other than cash (net of any liabilities that such Member assumes or takes subject to) distributed to such Member shall be debited from such Member's capital account; and

                      (iii) Net Profits incurred by the Company since the last date on which Net Profits or Net Losses shall have been allocated to the Members shall be credited to such Member's capital account and Net Losses incurred by the Company since the last date on which Net Losses or Net Profits shall have been allocated to the Members shall be debited to such Member's capital account, which allocations shall be made ratably among the holders of Units according to their respective holdings of such Units.

                  (c) Notwithstanding any provision of this Agreement to the contrary, upon the date of each exercise of each warrant or option issued by the Company, each Member's (including the optionholder's or warrantholder's) capital account shall be reallocated (a "Capital Shift") such that after such Capital Shift the ratio of each Member's (including the optionholder's or warrantholder's) capital account to the aggregate of all Members' capital account balances shall be the same as the ratio of the number of Units owned by each such Member (including the optionholder or warrantholder) to the aggregate number of all Units outstanding.

                  (d) Notwithstanding any provision of this Agreement to the contrary, each Member's capital account shall be maintained and adjusted in accordance with the Code, including (i) the adjustments permitted or required by Code Section 704(b) and, to the extent applicable, the principles expressed in Internal Revenue Code Section 704(c) and the regulations promulgated thereunder and (ii) adjustments required to maintain capital accounts in accordance with the "substantial economic effect test" set forth in the regulations promulgated under Internal Revenue Code Section 704(b).

                  (e) Any Member, including any substitute Member, who shall receive any Units by means of a transfer to him of Units of another Member shall have a capital account that reflects the capital account associated with the transferred Units.

                  (f) Anything contained in this Agreement to the contrary notwithstanding, (i) the aggregate interest of the Managing Members in each material item of Company income, gain, loss, deduction or credit shall be equal to at least 1% of each such item at all times during the existence of the Company, unless otherwise required by the Code, and (ii) the aggregate balance in the capital accounts of the Managing Members shall be equal to at least 1% of the aggregate positive balances in the capital accounts of all the Members at all times.

          8.      Distributions.

                  (a) Within 90 days following the end of each fiscal year, the Company will distribute to each Member an amount (if any) equal to 44% of the excess of Net Profits over Net Losses previously allocated to such Member's capital account for such fiscal year and all prior fiscal years pursuant to
Section 7, less any distributions made during such fiscal year pursuant to
Section 8(b).



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

                  (b) All distributions not made pursuant to Section 8(a) of other assets of the Company, whether in cash or in kind, shall be made at such times and in such amounts as the Board of Managers may determine, and shall be allocated among and made to the Members ratably in accordance with their respective holdings of Class A Units at the date of distribution.

         9.       Liability for Return of Capital.

                  No Member or Manager shall have any liability for the return of any Member's Capital Contribution, which Capital Contribution shall be payable solely from the assets of the Company at the absolute discretion of the Board of Managers, subject to the requirements of the Delaware Act.

         10.      Administrative Matters.

                  (a) The Company hereby designates CB as the "Tax Matters Partner" for purposes of Code Section 6231 and the regulations promulgated thereunder. The Tax Matters Partner shall promptly advise each Member of any audit proceedings proposed to be conducted with respect to the Company.

                  (b) It is the intention of the Members that the Company shall be taxed as a "partnership" for federal, state, local and foreign income tax purposes. The Members shall take all reasonable actions, including the amendment of this Agreement and the execution of other documents, as may reasonably be required in order for the Company to qualify for and receive "partnership" treatment for federal, state, local and foreign income tax purposes.

                  (c) The fiscal year of the Company shall be the calendar year. The books and records of the Company shall be maintained in accordance with generally accepted accounting principles and Code Section 704(b) and the regulations promulgated thereunder.

         11.      Transfers of Units and Interests.

                  No Member may sell, assign, pledge or otherwise transfer or encumber (collectively, "Transfer") all or any part of its Units or other part of its Interest, except to such Member's Group, and no transferees (which are not part of a Member's Group) of all or any part of the Units of a Member shall be admitted as a substituted Member, without, in either event, having obtained the prior written consent of a Majority in Interest of the Managing Members (excluding Managing Members that are transferring Units), which consent may be withheld in their sole discretion, and without complying with the applicable provisions of the Members' Agreement applicable to such Interest to which such Member is a party (each, a "Members' Agreement"), among the Company and the Members. Any Transfer or attempted Transfer of any Interest in the Company in violation of any the provisions of this Section 11 shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Units as the owner of such Units for any purpose. The Board of Managers shall amend SCHEDULE I hereto from time to time to reflect Transfers made in accordance with, and as permitted under, this Section 11 and the applicable Members' Agreement. Notwithstanding the foregoing, (a) the transfer of the Sub Debt Warrants and the Sub Debt Units shall not be subject to the restrictions set forth in this Section 11 but shall be subject to the transfer restrictions set forth in the Warrant Agreement and (b) the transfer of the Units acquired by Gerard Jacobus Brink, Koop Brink and Jan Willem Brink on October 30, 1996 and Robert L. Fisher and Roger

T. Morgan on August 5, 1997 shall not be subject to the restrictions set forth in this Section 11 but shall be subject to the transfer restrictions set forth in the Members' Agreement.

         12.      Withdrawal.

                  No Member shall have the right to withdraw from the Company except with the consent of the Board of Managers and upon such terms and conditions as may be specifically agreed upon between the Company and the withdrawing Member. The provisions hereof with respect to distributions upon withdrawal are exclusive, and no Member shall be entitled to claim any further or different distribution upon withdrawal under Section 18-604 of the Delaware Act or otherwise.

         13.      Additional Members.

                  The Board of Managers shall have the right to cause the Company to issue additional Units and to admit additional Members upon the acquisition of such Units upon such terms and conditions, at such time or times, and for such Capital Contributions as shall be determined by the Board of Managers. In connection with the admission of an additional Member, the Board of Managers shall amend SCHEDULE I hereof to reflect the name and address of the additional Member. Prior to the admission of any Person as a Member, such Person shall execute a counterpart to this Agreement and shall agree to be bound by the terms hereof. Any person who shall exercise the Sub Debt Warrants or options to purchase Units shall automatically be admitted as a Member upon such person's execution and delivery of a counterpart to this Agreement.

         14.      Dissolution.

              (a) Subject to the provisions of Section 15, the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

                  (i)      December 31, 2025;

                  (ii) the determination of the Board of Managers and a Majority in Interest of Class A Members to dissolve the Company; or

                  (iii) the occurrence of an Event of Withdrawal of a Managing Member or any other event causing a dissolution of the Company under
         Section 18-801 of the Delaware Act.

              (b) Upon dissolution of the Company, the Company's affairs shall be promptly wound up in accordance with the provisions of this Section 14. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Board of Managers, to preserve the value of the Company's assets during the period of dissolution and liquidation.

              (c) Distributions to the Members in liquidation may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Board of Managers. With respect to distributions in kind, the capital account of each Member receiving such distribution shall be adjusted as if such distributed property had been sold at fair market value and the gain or loss on such sale had been allocated to such Member.

              (d) The Net Profits and Net Losses of the Company during the period of dissolution and liquidation shall be allocated among the Members in accordance with the provisions of Section 7.

              (e) The assets of the Company (including, without limitation, proceeds from the sale or other disposition of any assets during the period of dissolution and liquidation) shall be applied as follows:

                  (i) First, to repay any indebtedness of the Company, whether to third parties or the Members, in the order of priority required by law;

                  (ii) Next, to any reserves which the Board of Managers reasonably deems necessary for contingent or unforeseen liabilities or obligations of the Company (which reserves when they become unnecessary shall be distributed in accordance with the provisions of (iii), below); and

                  (iii) Next, to the Members in proportion to their respective positive capital account balances (after taking into account all adjustments to the Members' capital accounts required under Section 14(d)).

         15.      Continuation of the Company.

                  Notwithstanding the provisions of Section 14, the occurrence of an Event of Withdrawal of a Member shall not dissolve the Company if within 90 days after the occurrence of such Event of Withdrawal of a Member the business of the Company is continued by a Majority in Interest of Members remaining after such Event of Withdrawal.

         16.      Limitation on Liability.

                  The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager.

         17.      Amendments.

                  Subject to the right of the Board of Managers to amend this Agreement in accordance with the provisions of Section 2(c) to set forth the terms of Class B Units, this Agreement may be amended only upon the written consent of the Board of Managers and a Majority in Interest of Class A Members.

         18.      Governing Law.

                  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Operating Agreement as of the date first written above.

                            ADVANCED ACCESSORY SYSTEMS, LLC


                            By: /s/ Terence Seikel
                               -------------------------------
                                 Name:
                                 Title:

                            CB CAPITAL INVESTORS, L.P.

                            By:  CB Capital Investors, Inc., its General Partner

                            By: /s/ Don Hofman
                               -------------------------------
                                 Name:
                                 Title:

                            THE F. ALAN SMITH FAMILY LIMITED PARTNERSHIP


                            By: /s/ F. Alan Smith
                               -------------------------------
                                 Name:
                                 Title:


                            IPA MTECH INVESTORS, LLC



                            By: /s/ Mark Benham
                               -------------------------------
                                 Name:
                                 Title:


                            MASCOTECH, INC.



                            By:
                               -------------------------------
                                 Name:
                                 Title:

                            THE BANDUCCI FAMILY, LLC


                            By /s/ Barry Banducci
                              -------------------------------
                                 Name:
                                 Title:

                            /s/ Richard E. Borghi
                            ----------------------------------
                            Richard E. Borghi

                            /s/ Gerard Jacobus Brink
                            ----------------------------------
                            Gerard Jacobus Brink

                            /s/ Koop Brink
                            ----------------------------------
                            Koop Brink

                            /s/ Jan Willem Brink
                            ----------------------------------
                            Jan Willem Brink


                            LAVERNE A. FARRIS TRUST


                            By:
                               --------------------------------
                                 Name:
                                 Title:

                            /s/ Craig A. Stapleton
                            -----------------------------------
                            Craig A. Stapleton

                            /s/ Barbara A. Rushing
                            -----------------------------------
                            Barbara A. Rushing


                            /s/ Winston P. Fowler
                            -----------------------------------
                            Winston P. Fowler


                            /s/ Paul J. Biegansky
                            -----------------------------------
                            Paul J. Biegansky

                            /s/ Terence C. Seikel
                            -----------------------------------
                            Terence C. Seikel

                            /s/ Robert L. Fisher
                            -----------------------------------
                            Robert L. Fisher

                            /s/ Roger T. Morgan
                            -----------------------------------
                            Roger T. Morgan

                            /s/ Gerritt De Graaf
                            -----------------------------------
                            Gerritt De Graaf

                            /s/ Wim Rengelink
                            -----------------------------------
                            Wim Rengelink

                            /s/ Bryan Fletcher
                            -----------------------------------
                            Bryan Fletcher

                        Schedule I -- Schedule of Members

CB Capital Investors, L.P.
380 Madison Avenue, 12th Floor
New York, New York  10017
Attn: Donald J. Hofmann

F. Alan Smith
674 Franklyn Avenue
Indialantic, Florida  32903

The Banducci Family, LLC
c/o Mario J. Zangari
171 Orange Street
New Haven, Connecticut 06510

Richard E. Borghi
12900 Hall Road, Suite 200
Sterling Heights, MI 48313

IPA Mtech Investors, LLC
(Celerity Partners c/o Mark Benham)
300 Park Avenue, Suite 2330
New York, NY  10022
Attn:  Mark R. Benham

Gerard J. Brink
Lijsterbeslaan 10
B-2950 Kapellen
Belgium

Koop Brink
Paalsteenlaan 70
3620 Lanaker-Neerham
Belgium

Jan Willem Brink
Brink B.V.
Industriewag 5
7951 CX Staphorst
Holland

Gerritt de Graaf
Brink B.V.
Industrieg 5
7951 CX Staphorst, Holland

Wim Rengelink
Brink B.V.
Industrieg 5
7951 CX Staphorst, Holland

Laverne A. Farris Trust
c/o John Farris
The Thomas Group
201 West Big Benver Road
Suite 201
Troy, MI

Craig A. Stapleton
SportRack Automotive
12900 Hall Road, Suite 200
Sterling Heights, MI 48313

Barbara A. Rushing
SportRack Automotive
12900 Hall Road, Suite 200
Sterling Heights, MI 48313

Bryan Fletcher
SportRack Automotive
12900 Hall Road, Suite 200
Sterling Heights, MI 48313

Winston P. Fowler
SportRack Automotive
12900 Hall Road, Suite 200
Sterling Heights, MI 48313

Paul J. Biegansky
SportRack GMBH
Hinterm Haa510
Sanhausen, Germany D-69207

Terence C. Seikel
5405 Abbey Road
Rochester Hills, Michigan 48306

Roger T. Morgan
3496 Summit Ridge
Rochester Hills, Michigan 48306

Robert L. Fisher
18 West Snapper Point Drive
Key Largo, Florida 33037

SCHEDULES AND EXHIBITS

Schedules

Schedule I  -  Schedule of Members

Exhibits

Exhibit A   - Bylaws of the Company

Exhibit B   - Certificate of Formation

Exhibit C   -Certificate of Amendment



                                       ii